SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): June 2, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814

(Address Of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 2, 2011, Northwest Biotherapeutics, Inc. (the “Registrant”) entered into an agreement with Toucan Partners, LLC (“Toucan”) to establish an equity facility pursuant to which the Registrant will issue registered, tradable shares of its common stock, par value $0.001 per share (the “Common Stock”) for future financings of up to $25 million over a 30-month period.  The Registrant expects the shares involved in this equity facility will be registered in several tranches, through a series of registration statements over the 30-month term.  The 30-month period will begin on the effective date of the first registration statement.  Any use of this equity facility will be entirely in the Company’s discretion.

When the Company decides to make use of the facility to issue and sell shares of its Common Stock, the Company will deliver a sales notice to Toucan.  Upon such notification, Toucan will be obligated to purchase a specified amount of stock based upon the then current price level of the Company’s stock.  The price per share at which Toucan will be obligated to make such purchase will be determined by a backward-looking, fixed price formula of ninety-five percent (95%) of the average of the three (3) lowest closing bid prices of the Company’s Common Stock during the fifteen (15) trading days prior to the Company’s notification date.  The price per share is also subject to a floor price ($.35) throughout the term of the Agreement.  The purchase price formula does not include any discount and/or warrants that may be provided to an investor who purchases shares that have been registered pursuant to this facility.  Such discount and/or warrants will be mutually agreed by the Registrant and Toucan and provided for separately.

The amount of stock the Company can elect to issue in each sale will be determined by the then current price level of the Company’s common stock, ranging from $150,000 to $1 million.  The Company is required to pay or reimburse all expenses associated with the establishment and use of this equity facility and all transactions in connection therewith, including legal fees, broker fees and placement agent fees.  The Company may terminate the facility at any time for any reason upon thirty days’ notice, provided, however, that if the Company does so and Toucan is not in default, the Company may not enter into or use a similar facility for eight months after such termination.  Toucan may terminate the facility if the Company is in default.  Toucan will receive a one percent (1%) commitment fee for the facility upon execution, and a five percent (5%) fee on the sales of shares under the facility when the sales are executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: June 7, 2011	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer
(Principal Executive and Accounting Officer)